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                                                                 EXHIBIT 3(a)(i)

            MICHIGAN DEPARTMENT OF CONSUMER AND INDUSTRY SERVICES
             CORPORATION, SECURITIES AND LAND DEVELOPMENT BUREAU


Date Received                                    (FOR BUREAU USE ONLY)




Name
    JANIS K. KUJAN, LEGAL ASSISTANT
Honigman Miller Schwartz and Cohn

Address
2290 First National Building   660 Woodward Avenue

City                     State                Zip Code
Detroit                  Michigan             48226-3583     EFFECTIVE DATE:


DOCUMENT WILL BE RETURNED TO THE NAME AND ADDRESS YOU ENTER ABOVE


                          ARTICLES OF INCORPORATION

                   FOR USE BY DOMESTIC PROFIT CORPORATIONS
         (Please read information and instructions on the last page)


        Pursuant to the provisions of Act 284, Public Acts of 1972, the undersigned corporation executes the following Articles:

ARTICLE I

  The name of the corporation is:
FRANKLIN FINANCE CORPORATION



ARTICLE II

  The purpose or purposes for which the corporation is formed is to engage in any activity within the purposes for which corporations may be formed under the Business Corporation Act of Michigan.

ARTICLE III

   The total authorized shares:

   1.  Common Shares 60,000
                     --------------------

       Preferred Shares
                         ----------------

   2. A statement of all or any of the relative rights, preferences and limitations of the shares of each class is as follows:
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ARTICLE IV

 1.  The address of the registered office is:

     30600 TELEGRAPH ROAD, BINGHAM FARMS, Michigan 48025
     ------------------------------------          ----------
     (Street Address)         (City)               (Zip Code)

 2.  The mailing address or the registered office if different than above:

                                          , Michigan
     -------------------------------------           -------------------
     (Street address of P.O. Box) (City)               (Zip Code)

 3.  The name of the resident agent at the registered office is:
     CT CORPORATION SYSTEM
     ---------------------

ARTICLE V

 The names(s) and address(es) of the incorporator(s) is (are) as follows:

   Name                              Residence or Business Address

 JANIS K. KUJAN, 2290 FIRST NATIONAL BUILDING, DETROIT, MI 48226
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 ------------------------------------------------------------------------------

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ARTICLE VI (Optional. Delete if not applicable)

 Any action required or permitted by the Act to be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice, and without a vote, if consents in writing, setting forth the action so taken, are signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on the action were present and voted. The written consents shall bear the date of signature of each shareholder who signs the consent. No written consents shall be effective to take the corporate action referred to unless, within 60 days after the record date for determining shareholders entitled to express consent to or to dissent from a proposal without a meeting, written consents dated not more than 10 days before the record date and signed by a sufficient number of shareholders to take the action are delivered to the corporation. Delivery shall be to the corporation's registered office, its principal place of business, or an officer or agent of the corporation having custody of the minutes of the proceedings of its shareholders. Delivery made to a corporation's registered office shall be by hand or by certified or registered mail, return receipt requested.

 Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to shareholders who would have been entitled to notice of the shareholder meeting if the action had been taken at a meeting and who have not consented in writing.
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   Use space below for additional Articles or for continuation of previous
   Articles. Please identify any Article being continued or added. Attach additional pages if needed.

        To the full extent permitted by the Michigan Business Corporation Act or any other applicable laws presently or hereafter in effect, no director of this Corporation shall be personally liable to this Corporation or its shareholders for or with respect to any acts or omissions in the performance of his or her duties as a director of this Corporation. Any repeal or modification of this Article VII shall not adversely affect any right or protection of a director of this Corporation existing immediately prior to such repeal or modification.















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
I, (We), the incorporator(s) sign my (our) name(s) this  23rd day of SEPTEMBER, 1997
                                                        ------       -----------------------------------------

                                                               /s/ Janis K. Kujan
-------------------------------------------------              -----------------------------------------------
                                                               Janis K. Kujan

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     Name of person or organizations            Preparer's name and business
     remitting fees:                            telephone number:

HONIGMAN MILLER SCHWARTZ AND COHN               JANIS K. KUJAN, LEGAL ASSISTANT
---------------------------------               --------------------------------
---------------------------------               --------------------------------
---------------------------------
                                                (313) 256 - 7833
                                                --------------------------------


                         INFORMATION AND INSTRUCTIONS

1. The articles of incorporation cannot be filed until this form or a comparable document; is submitted.

2. Submit one original of this document. Upon filing, the document will be added to the records of the Corporation, Securities and Land
     Development Bureau. The original will be returned to the address appearing in the box on the front as evidence of filing.

     Since this document will be maintained on optical disk media, it is important that the filing be legible. Documents with poor black and white contrast, or otherwise ilegible, will be rejected.


3. This document is to be used pursuant to the provisions of Act 284, P.A. of 1972, by one or more persons for the purpose of forming a domestic profit corporation.

4. Article I - The corporate name of a domestic profit corporation is required to contain one of the following words or abbreviations:
     "Corporation", "Company", "Incorporated", "Limited", "Corp.", "Co.", "Inc.", or "Ltd.".

5. Article II - State, in general terms, the character of the particular business to be carried on. Under section 202(b) of the Act, it is sufficient to state substantially, alone or with specifically enumerated purposes, that the corporation may engage in any activity within the purposes for which corporations may formed under the Act. The Act requires, however, that educational corporations state their specific purposes.

6. Article III - Indicate the total number of shares which the corporation has authority to issue. If there is more than one class or series of shares, state the relative rights, preferences and limitations of the shares of each class in Article III(2).

7. Article IV - A post office box may not be designated as the address of the registered office.

8. Article V - The Act requires one or more incorporators. Educational corporations are required to have at least three (3) incorporators. The address(es) should include a street number and name (or other designation), city and state.

9. The duration of the corporation should be stated in the articles only if not perpetual.

10. This document is effective on the date endorsed "filed" by the Bureau. A later effective date, no more than 90 days after the date of delivery, may be stated as an additional article.

11. The articles must be signed in ink by each incorporator. The names of the incorporators as set out in article V should correspond with the signatures.


12. FEES: Make remittance payable to the State of Michigan. Include corporation name on check or money order.


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
     NONREFUNDABLE FEE...........................................................................................$10.00
     ORGANIZATION FEE: first 60,000 authorized shares or portion thereof.........................................$50.00
     TOTAL MINIMUM FEE...........................................................................................$60.00
     ADDITIONAL ORGANIZATION FEE FOR AUTHORIZED SHARES OVER 60,000:
            each additional 20,000 authorized shares or portion thereof......................................$30.00 maximum fee for first 10,000,000 authorized shares............................................$5,000.00 each additional 20,000 authorized shares or portion thereof in excess of 10,000,000 shares.......$30.00 maximum fee for authorized shares in excess of 10,000,000 shares............................$200,000.00

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

13.  Mail form and fee to:                                                              The office is located at:

     Michigan Department of Consumer and Industry Services                              6546 Mercantile Way
     Corporation, Securities and Land Development Bureau                                Lansing, MI 48910
     Corporation Division                                                               Telephone: (517) 334-6302
     P.O. Box 30054
     Lansing, MI 48909-7554

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